                                                                    Exhibit 25.1
================================================================================


                                   Form T-1


                      Securities And Exchange Commission
                            Washington, D.C. 20549

        Statement of Eligibility Under The Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee

                     Check if an Application to Determine
            Eligibility of a Trustee Pursuant to Section 305(b)(2)     [_]

                          ---------------------------
                           BNY Midwest Trust Company
              (Exact name of trustee as specified in its charter)

  Illinois                                                36-3800435
  (Jurisdiction of incorporation or organization          (I.R.S. Employer
  if not a U.S. national bank)                            Identification Number)

  2 North LaSalle Street
  Suite 1020
  Chicago, Illinois                                       60602
  (Address of principal executive offices)                (Zip code)

                               John C. Hitt, Jr.
                              Chapman and Cutler
                            111 West Monroe Street
                            Chicago, Illinois 60603
                                (312) 845-3000
                              (Agent for Service)

                          ---------------------------

                            School Specialty, Inc.
              (Exact name of obligor as specified in its charter)

  Wisconsin                                               39-0971239
  (State or other jurisdiction of                         (I.R.S. employer
  incorporation or organization)                          identification no.)



  W6316 Design Drive
  Greenville, Wisconsin                                   54942
  (Address of principal executive offices)                (Zip code)

                          ---------------------------
                  6% Convertible Subordinated Notes due 2008
                      (Title of the indenture securities)


================================================================================

Item 1. General information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                              Name                             Address

                    Office of Banks & Trust              500 E. Monroe Street
                    Companies of the State               Springfield, Illinois
                    of Illinois                          62701-1532

                    Federal Reserve Bank of Chicago      230 S. LaSalle Street
                                                         Chicago, Illinois 60603

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.


Items 3-15.  All responses for Items 3-15 as the responses are either "None" or
n              "Not Applicable."

Item 16. List of Exhibits.

         1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (incorporated by reference to Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

         2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (incorporated by reference to Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

         4. A copy of the existing By-laws of the Trustee. (incorporated by reference to Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

         5.    Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act. (incorporated by reference to Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688 filed December 1, 2000.)

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

         8.    Not applicable.

         9.    Not applicable.

                                    Signature

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 30th day of August, 2001.

                                        BNY Midwest Trust Company


                                        By /s/ Roxane Ellwanger
                                           -----------------------------------
                                           Name:  Roxane Ellwanger
                                           Title: Assistant Vice President

                                                                 Exhibit 7

                        Office of Banks and Real Estate
                      Bureau of Banks and Trust Companies
                       Consolidated Report of Condition
                                      of
                           BNY Midwest Trust Company
                          209 West Jackson Boulevard
                                   Suite 700
                            Chicago, Illinois 60606

     Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2001, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                  Assets                                       Thousands of Dollars
1.   Cash and Due from Depository Institutions.............................           3,274

2.   U.S. Treasury Securities..............................................           - 0 -

3.   Obligations of States and Political Subdivisions......................           - 0 -

4.   Other Bonds, Notes and Debentures.....................................           - 0 -

5.   Corporate Stock.......................................................           - 0 -

6.   Trust Company Premises, Furniture, Fixtures and Other
     Assets Representing Trust Company Premises............................             226

7.   Leases and Lease Financing Receivables................................           - 0 -

8.   Accounts Receivable...................................................           3,542

9.   Other Assets..........................................................

     (Itemize amounts greater than 15% of Line 9)
         Goodwill and Intangibles....................................90,321          90,392

10.  Total Assets..........................................................          97,434

                         Office of Banks and Real Estate
                       Bureau of Banks and Trust Companies
                        Consolidated Report of Condition
                                       of
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606


                                Liabilities                                   Thousands of Dollars
11.  Accounts Payable...............................................                  - 0 -

12.  Taxes Payable..................................................                  - 0 -

13.  Other Liabilities for Borrowed Money...........................                 25,425

14.  Other Liabilities..............................................

     (Itemize amounts greater than 15% of Line 9)

     Reserve for Taxes.........................................2,668
     Deferred Income.............................................879
     Accrued Expenses............................................782

15.  Total Liabilities..............................................                 29,863

                               Equity Capital

16.  Preferred Stock................................................                  - 0 -

17.  Common Stock...................................................                  2,000

18.  Surplus........................................................                 62,130

19.  Reserve for Operating Expenses.................................                  - 0 -

20.  Retained Earnings (Loss).......................................                  3,441

21.  Total Equity Capital...........................................                 67,571

22.  Total Liabilities and Equity Capital...........................                 97,434

I,      Robert L. De Paola, Vice President
   -----------------------------------------------------------------------------
             (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                             /s/ Robert L. DePaola
              --------------------------------------------------
               (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 27th day of April, 2001
                                       -------------------------

My Commission expires May 15, 2001.

                                          /s/ Joseph A. Giacobino, Notary Public
                                          ------------------------
(Notary Seal)



Person to whom Supervisory Staff should direct questions concerning this report.
      Christine Anderson                                  (212) 437-5521
----------------------------------                ------------------------------
            Name                                   Telephone Number (Extension)

                                      -3-